Exhibit 10.12

MACRO GENICS, INC.

Second Amendment to Lease Agreement

This second amendment to lease agreement (“AGREEMENT”) made and entered into this 1ST day of June 2011, by and between W. M. RICKMAN CONSTRUCTION CO. LLC (“LANDLORD”) and MACRO GENICS, INC. (“TENANT”).

WITNESSETH:

Whereas, the LANDLORD and TENANT entered into a certain lease (“LEASE”) dated December 2nd, 2004, covering 15,180 square feet of space (“PREMISES”) located on the 2nd floor in 15235 Shady Grove Road, Rockville, Maryland (“BUILDING”); and

Whereas, the LEASE was amended on January 31, 2006, revising Section 13 of LEASE; and

Whereas, the LEASE is set to terminate on November 30, 2011.

Now, therefore, the parties hereto, intending to be legally bound, do covenant and agree as follows:

1.	The LEASE is extended for three (3) years and one (1) month, LEASE shall terminate December 31, 2014.

2.	Commencing December 1, 2011 TENANT’S monthly minimum rent shall be $34,238.34 and shall increase 3% annually in accordance with the LEASE.

3.	TENANT shall have one (1) five (5) year renewal option to extend LEASE at current market rate. LEASE shall extend January 1, 2015 and terminate December 31, 2019 if TENANT chooses to use option to extend.

4.	TENANT must give at least nine (9) months advance written notice to LANDLORD of intent to use option to extend LEASE.

5.	LANDLORD agrees to abate TENANT’S monthly minimum rent for one (1) month totaling $34,238.34. Such abatement shall be applied to the minimum rent payable by Tenant for the first month of the renewal term.

Ratification of LEASE: Except as expressly modified or amended by this AGREEMENT, all terms, covenants and conditions of the LEASE shall remain the same.

In witness whereof, LANDLORD and TENANT have caused this AGREEMENT to be executed as of this 1ST day of June 2011, and do hereby declare this AGREEMENT to be binding on them, their respective successors and assigns.

WITNESS:	LANDLORD:
W. M. Rickman Construction Co.

[ILLEGIBLE]	/s/ William M. Rickman
By: William M. Rickman

WITNESS:	TENANT:
MACRO GENICS, INC.

[ILLEGIBLE]	[ILLEGIBLE]
By: [ILLEGIBLE]